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                                                                    EXHIBIT 23.2

      Consent of Ernst & Young LLP Independent Certified Public Accountants

          We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Form S-2 Registration Statement (Registration No. 333-97221) and related prospectus of SAFLINK Corporation for the registration of 29,421,694 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of SAFLINK Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP

Tampa, Florida
August 9, 2002